RULE 424(b)(3)
                                       REGISTRATION STATEMENT NO. 333-62285

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 26, 1999)

                        GENERAL SEMICONDUCTOR, INC.
                                COMMON STOCK
                              ($.01 PAR VALUE)



     The following Selling Stockholders sold shares of the Company's Common Stock on the date, in the amounts and at the price set forth in the table below. The following table also provides the number and the percentage of the outstanding shares of Common Stock owned beneficially by such Selling Stockholders immediately after such sale.


                                                                 NO. OF
        SELLING               DATE       SHARES    PRICE PER     SHARES    PERCENTAGE
      STOCKHOLDER           OF SALE       SOLD       SHARE      REMAINING   OF CLASS
      -----------          ----------  ----------  ----------  ----------  ----------

Forstmann Little & Co.      4/27/99    2,540,414      $6.50          ---        ---
Subordinated Debt and
Equity Management
Buyout Partnership - IV

Instrument Partners         4/27/99    2,886,752      $6.50          ---        ---



     2,540,414 shares of Common Stock were sold by Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV to Donaldson, Lufkin & Jenrette, as principal. 2,886,752 shares of Common Stock were sold by Instrument Partners to Donaldson, Lufkin & Jenrette, as principal. No commission or other compensation was paid to Donaldson, Lufkin & Jenrette in connection with such sales.

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     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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          The date of this Prospectus Supplement is April 27, 1999